UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KILROY REALTY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland (State of Incorporation or Organization)	95-4598246 (I.R.S. Employer Identification No.)

12200 West Olympic Boulevard Suite 200 Los Angeles, California (Address of Principal Executive Offices)	90064 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-45097

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.80% Series E Cumulative Redeemable Preferred Stock, $.01 par value	The New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the 7.80% Series E Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Preferred Stock”), of Kilroy Realty Corporation, a Maryland corporation (the “Registrant”), is incorporated by reference to the information set forth under the caption “Description of Series E Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in the form in which it was filed on October 16, 2003 with the Securities and Exchange Commission. The prospectus supplement supplements the prospectus contained in the Registrant’s registration statement on Form S-3 (File No. 333-45097), which was declared effective by the Securities and Exchange Commission on February 11, 1998. The Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.

3(i).1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

3(i).2	Articles Supplementary of the Registrant designating 7.80% Series E Cumulative Redeemable Preferred Stock.

3(ii).1	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

SIGNATURES

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 22, 2003

KILROY REALTY CORPORATION

By:	/s/ Ann Marie Whitney

Name: Ann Marie Whitney
Title: Sr. Vice President and Controller (Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.

3(i).1	Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).

3(i).2	Articles Supplementary of the Registrant designating 7.80% Series E Cumulative Redeemable Preferred Stock.

3(ii).1	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Registration Statement on Form S-11 (No. 333-15553)).